                                                                     Exhibit 1.1


                                 $100,000,000

                              BOSTON GAS COMPANY

                          Medium-Term Notes, Series C



                               AGENCY AGREEMENT
                               ----------------


                                                           July __, 1995



Salomon Brothers Inc,
  Seven World Trade Center,
    New York, New York 10048.

Donaldson, Lufkin & Jenrette,
  Securities Corporation,
    140 Broadway,
      New York, New York 10005-1285.

J.P. Morgan Securities Inc.,
  60 Wall Street,
    New York, New York 10260-0060.

Dear Sirs:

     1. Introduction. Boston Gas Company, a Massachusetts corporation (the "Issuer"), confirms its agreement with each of you with respect to the issue and sale from time to time by the Issuer of its medium-term notes registered under the registration statement referred to in Section 2(a) (any such medium-term notes being hereinafter referred to as the "Securities", which expression shall, if the context so admits, include any permanent global Security). Securities may be sold pursuant to Section 3 of this Agreement in an aggregate amount not to exceed the amount of Registered Securities (as defined in Section 2(a) hereof) registered pursuant to such registration statement reduced by the aggregate amount of any other Registered Securities sold otherwise than pursuant to
Section 3 of this Agreement. The Securities will be issued under an indenture, dated as of December 1, 1989 between the Company and The Bank of New York, as Trustee (the "Original Trustee"). On October 18, 1992, the Issuer and the Original Trustee entered into an Agreement of Resignation, Appointment and Acceptance (the "Agreement of Resignation and Appointment") with The First National Bank of Boston pursuant to which the Issuer appointed The First National Bank of Boston (the "Trustee"), as successor Trustee under the Indenture, and the Original Trustee assigned, and the Trustee accepted, all rights, powers, duties and trusts of the Original Trustee under the Indenture.

          The Securities shall have the terms described in the Prospectus referred to in Section 2(a) as it may be amended or supplemented from time to time, including any supplement to the Prospectus that sets forth only the terms of a particular issue of Securities (a "Pricing Supplement"). Securities will be issued, and the terms thereof established, from time to time by the Issuer in accordance with the Indenture and the Procedures (as defined in Section 3(a) hereof). For purposes of this Agreement, the term "Agent" shall refer to any of you acting solely in the capacity as agent for the Issuer pursuant to Section 3(a) and not as principal (collectively, the "Agents"), the term "Purchaser" shall refer to one of you acting solely as principal pursuant to Section 3(b) and not as agent, and the term "you shall refer to you collectively whether at any time any of you is acting in both such capacities or in either such capacity. In acting under this Agreement, in whatever capacity, each of you is acting individually and not jointly.

          2. Representations and Warranties of the Issuer. The Issuer represents and warrants to, and agrees with, you as follows:

          (a) A registration statement (No. 33-_____), including a prospectus, relating to debt securities of the Issuer, including the Securities ("Registered Securities"), has been filed with the Securities and Exchange Commission ("Commission") and has become effective under the Securities Act of 1933 ("Act"). Such registration statement, as amended as of the Closing Date (as defined in Section 3(c) hereof), is hereinafter referred to as the "Registration Statement", and the prospectus included in such Registration Statement, as supplemented as of the Closing Date, including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus". Any reference in this Agreement to amending or supplementing the Prospectus shall be deemed to include the filing of materials incorporated by reference in the Prospectus after the Closing Date and any reference in this Agreement to any amendment or supplement to the Prospectus shall be deemed to include any such materials incorporated by reference in the Prospectus after the Closing Date.

          (b) On the effective date of the registration statement relating to the Registered Securities, such registration statement conformed in all respects to the requirements of the Act, the Trust Indenture Act of 1939 ("Trust Indenture Act") and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the Closing Date, the Registration Statement and the Prospectus, and at each of the times of acceptance and of delivery referred to in Section 6(a) hereof and at each of the times of amendment or supplementing referred to in Section 6(b) hereof (the Closing Date

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     and each such time being herein sometimes referred to as a "Representation
     Date"), the Registration Statement and the Prospectus as then amended or supplemented will conform in all respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Issuer by any Agent specifically for use therein.

          3. Appointment as Agents; Agreement of Agents; Solicitations as Agents; Sales of Notes to a Purchaser.

          (a) Subject to the terms and conditions stated herein, the Issuer hereby appoints each of the Agents as an agent of the Issuer for the purpose of soliciting or receiving offers to purchase the Securities from the Issuer by others. So long as this Agreement shall remain in effect with respect to any Agent, the Issuer shall not, without the consent of any such Agent, solicit or accept offers to purchase Securities otherwise than through one of the Agents (except as contemplated by Section 3(b) hereof); provided, however, that, subject to all of the terms and conditions of this Agreement and any agreement contemplated by Section 3(b) hereof, the foregoing shall not be construed to prevent the Issuer from selling at any time any Registered Securities in a firm commitment underwriting pursuant to an underwriting agreement that does not provide for a continuous offering of such Registered Securities.

          On the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, each Agent agrees, as agent of the Issuer, to use reasonable efforts when requested by the Issuer to solicit offers to purchase the Securities upon the terms and conditions set forth in the Prospectus, as from time to time amended or supplemented.

          Upon receipt of notice from the Issuer as contemplated by Section 4(b) hereof, each Agent shall suspend its solicitation of offers to purchase Securities until such time as the Issuer shall have furnished it with an amendment or supplement to the Registration Statement or the Prospectus, as the case may be, contemplated by Section 4(b) and shall have advised such Agent that such solicitation may be resumed.

          The Issuer reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Securities commencing at any time for any period of time or permanently. Upon receipt of at least one Business Day's prior notice from the Issuer, the Agents will forthwith suspend solicitation of offers to purchase Securities from the Issuer until such time as the Issuer has advised the Agents that such solicitation may be resumed. For the purpose of the foregoing sentence, "Business Day" shall mean any day that is not a Saturday or Sunday, and that in The City of New York or the City of Boston is not a day on which banking institutions generally are authorized or obligated by law or executive order to close.

          The Agents are authorized to solicit offers to purchase Securities as described in the Prospectus, as amended or supplemented, and only in a minimum aggregate amount of $1,000 and only in fully registered form in denominations of $1,000 (unless otherwise indicated in the applicable Pricing Supplement) and integral multiples of $1,000 and at a purchase price which, unless otherwise specified in the applicable Pricing Supplement, shall be equal to 100% of the principal amount thereof. Each Agent shall communicate to the Issuer, orally or in writing, each reasonable offer to purchase Securities received by it as agent. The Issuer shall have the sole right to accept offers to purchase the Securities and may reject any such offer, in whole or in part. Each Agent shall have the right, in its discretion reasonably exercised, without notice to the Issuer, to reject any offer to purchase Securities received by it, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein.

          No Security which the Issuer has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold by the Issuer, until such Security shall have been delivered to the purchaser thereof against payment by such purchaser.

          At the time of delivery of, and payment for, any Securities sold by the Issuer as a result of a solicitation made by, or offer to purchase received by, an Agent, the Issuer agrees to pay such Agent a commission in accordance with the schedule set forth in Exhibit A hereto.

          Administrative procedures respecting the sale of Securities (the "Procedures") shall be agreed upon from time to time by you and the Issuer. The initial Procedures, which are set forth in Exhibit B hereto, shall remain in effect until changed by agreement among the Issuer and you. Each of you and the Issuer agree to perform the respective duties and obligations specifically provided to be performed by them herein and in the Procedures. The Issuer will furnish to the Trustee a copy of the Procedures as from time to time in effect.

          (b) Subject to the terms and conditions stated herein, whenever the Issuer and any of you determines that the Issuer shall sell Securities directly to any of you as principal, each such sale of Securities shall be made in accordance with the terms of this Agreement and a supplemental agreement relating to such sale. Each such supplemental agreement (which may be oral or written) is herein referred to as a "Purchase Agreement." Each Purchase Agreement shall describe the Securities to be purchased by the Purchaser pursuant thereto and shall specify the aggregate principal amount of such Securities, the price to be paid to the Issuer for such Securities, the maturity date of such Securities, the rate at which interest will be paid on such

Securities, the dates on which interest will be paid on such Securities and the record date with respect to each such payment of interest, the delivery of the Securities and payment therefor, the method of payment and any requirements for the delivery of opinions of counsel, certificates from the Issuer or its officers or a letter from the Issuers independent public accountants as described in Section 6(b), (c) and (d). Any written Purchase Agreement may be in the form attached hereto as Exhibit C. The Purchaser's commitment to purchase Securities shall be deemed to have been made on the basis of the representations and warranties of the Issuer herein contained and shall be subject to the terms and conditions herein set forth.

          The Issuer agrees that during the period, if any, specified (whether orally or in writing) in any Purchase Agreement, it will not offer or sell, or enter into any agreement to sell, any debt securities of the Issuer in the United States, other than sales of Securities, borrowings under the Issuer's revolving credit agreements and lines of credit, the private placement of securities and issuance of the Issuer's commercial paper.

          Delivery of the certificates for Securities sold to the Purchaser pursuant to a Purchase Agreement shall be made not later than the closing date agreed to in such Purchase Agreement, against payment of funds to the Issuer in the net amount due to the Issuer for such Securities by the method and in the form set forth in the Procedures unless otherwise agreed to between the Issuer and the Purchaser in such Purchase Agreement.

          Unless otherwise agreed to between the Issuer and the Purchaser in a Purchase Agreement, any Security sold to a Purchaser (i) shall be purchased by such Purchaser at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Security of identical maturity and (ii) may be resold by such Purchaser at varying prices from time to time or, if set forth in the applicable Purchase Agreement and Pricing Supplement, at a fixed public offering price. In connection with any resale of Securities purchased, a Purchaser may use a selling or dealing group and may reallow to any broker or dealer any portion of the discount or commission payable pursuant hereto.

          (c) The documents required to be delivered by Section 5 hereof shall be delivered at the office of Ropes & Gray, One International Place, Boston, Massachusetts, not later than 10:00 A.M., New York City time, on the date of this Agreement or at such later time as may be mutually agreed by the Issuer and you, which in no event shall be later than the time at which you commence solicitation of purchases of Securities hereunder, such time and date being herein called the "Closing Date".

          4. Certain Agreements of the Issuer. The Issuer agrees with you that it will furnish to Sullivan & Cromwell, counsel for you, one signed copy of the Registration Statement, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of Securities,

          (a) If the Issuer proposes to amend or supplement the Registration Statement or the Prospectus at a Marketing Time (as defined in paragraph
     (b) below), the Issuer will afford each of you a reasonable opportunity to comment on any such proposed amendment or supplement (other than any Pricing Supplement that relates to Securities not purchased through or by such of you); and if such proposed amendment or supplement does not occur at a Marketing Time, the Issuer will provide copies of any such amendment or supplement to the Registration Statement or the Prospectus to you promptly after such amendment or supplement is filed with the Commission; and the Issuer will also advise each of you of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (b) If, at any time when (i) a prospectus relating to the Securities is required to be delivered under the Act and (ii) no suspension of solicitation of offers to purchase Securities pursuant to Section 3(a) or this Section 4(b) shall be in effect (any such time referred to in this clause (ii) and any time when any of you shall own any Securities with the intention of reselling them or the Issuer has accepted an offer to purchase Securities but the related settlement has not occurred being referred to herein as a "Marketing Time"), any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Issuer will promptly notify each of you to suspend solicitation of offers to purchase the Securities; and if the Issuer shall decide to amend or supplement the Registration Statement or the Prospectus, it will promptly advise each of you by telephone (with confirmation in writing) and, subject to the provisions of subsection (a) of this Section, will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Notwithstanding the foregoing, if, at the time any such event occurs or it becomes necessary to amend the Prospectus to comply with the Act, any of you shall own any of the Securities with the intention of reselling them, or the Issuer has accepted an offer to purchase Securities but the related settlement has not occurred, the Issuer, subject to the provisions of subsection (a) of this Section, will promptly

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     prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the consent by any of you to nor the delivery of any such amendment or supplement referred to in this subsection shall constitute a waiver of any of the conditions set forth in Section 5 hereof or of any of the Issuer's obligations set forth in Section 6 hereof.

          (c) The Issuer will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act"). In addition, on or prior to the date on which the Issuer makes any announcement to the general public concerning earnings or concerning any other event which is required to be described, or which the Issuer proposes to describe, in a document filed pursuant to the Exchange Act, the Issuer will furnish the information contained or to be contained in such announcement to each of you, confirmed in writing and, subject to the provisions of subsections (a) and (b) of this Section, will cause the Prospectus to be amended or supplemented to reflect the information contained in such announcement. The Issuer also will furnish each of you with copies of all press releases or announcements to the general public. The Issuer will immediately notify each of you of any downgrading in the rating of any debt securities of the Issuer or any proposal to downgrade the rating of any debt securities of the Issuer by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Issuer (other than an announcement with positive implications of a possible upgrading and no implication of a possible downgrading, of such rating), as soon as the Issuer learns of such downgrading or proposal to downgrade or public announcement.

          (d) As soon as practicable, but no later than 16 months after the date of each acceptance by the Issuer of an offer to purchase Securities hereunder, the Issuer will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the registration statement relating to the Registered Securities, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such acceptance and (iii) the date of the Issuer's most recent Annual Report on Form 10-K filed with the Commission prior to the date of such acceptance, which will satisfy the provisions of
     Section 11(a) of the Act.

          (e) The Issuer will furnish to each of you copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents (including any Pricing Supplement), in each case as soon as available and in such quantities as are reasonably requested.

          (f) The Issuer will arrange for the qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as you designate and will continue such qualifications in effect so long as required for the distribution, provided that the Issuer shall not be required for this purpose to qualify to do business or consent to service of process in any jurisdiction otherwise than in connection with the offer and sale of the Securities.

          (g) So long as any Securities are outstanding, the Issuer will furnish to you, (i) as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year, (ii) as soon as available, a copy of each report or definitive proxy statement of the Issuer filed with the Commission under the Exchange Act or mailed to stockholders, and (iii) from time to time, such other information concerning the Issuer as you may reasonably request.

          (h) The Issuer will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse each of you for any expenses (including fees and disbursements of counsel) incurred by such of you in connection with qualification of the Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as such of you may designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Securities, for any filing fee of the National Association of Securities Dealers, Inc. relating to the Securities, for expenses incurred by each of you in distributing the Prospectus and all supplements thereto, any preliminary prospectuses and any preliminary prospectus supplements to such of you, for costs incurred by each of you in advertising any offering of Securities and for each of your reasonable expenses (including the reasonable fees and disbursements of counsel to you) incurred in connection with the establishment or maintenance of the program contemplated by this Agreement or otherwise in connection with the activities of you under this Agreement.

          5. Conditions of Obligations. The obligation of each of you under this Agreement at any time to solicit offers to purchase the Securities is subject to the accuracy, on the date hereof, on each Representation Date and on the date of each such solicitation, of the representations and warranties of the Issuer herein, to the accuracy, on each such date, of the statements of the Issuer's officers made pursuant to the provisions hereof, to the performance, on or prior to each such date, by the Issuer of its obligations hereunder, and to each of the following additional conditions precedent:

          (a) The Prospectus, as amended or supplemented as of any Representation Date or the date of such solicitation, as the case may be, shall have been filed with the Commission in accordance with the Rules and Regulations and no stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Issuer or any of you, shall be contemplated by the Commission.

          (b) Neither the Registration Statement nor the Prospectus, as amended or supplemented as of any Representation Date or date of such solicitation, as the case may be, shall contain any untrue statement of fact which, in the opinion of any of you, is material or omits to state a fact which, in the opinion of any of you, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

          (c) There shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Issuer or its subsidiaries which, in the judgment of such of you, materially impairs the investment quality of the Securities;
     (ii) any downgrading in the rating of any debt securities of the Issuer by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Issuer (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Issuer on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of such of you, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with solicitations of purchases of, or sales of, Securities.

          (d) At the Closing Date, you shall have received an opinion, dated the Closing Date, of Ropes & Gray, counsel for the Issuer, to the effect that:

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                    (i)  The Issuer is a corporation duly organized and validly existing under the laws of The Commonwealth of Massachusetts, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

                    (ii) The Indenture has been duly authorized, executed and delivered by the Issuer and has been duly qualified under the Trust Indenture Act and constitutes a valid and legally binding obligation of the Issuer enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                    (iii) The Agreement of Resignation and Appointment has been duly authorized, executed and delivered by the Issuer and has been duly qualified under the Trust Indenture Act and constitutes a valid and legally binding obligation of the Issuer enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                    (iv) Any series of Securities established on or prior to date of such opinion has been duly authorized and established in conformity with the Indenture, and, when the terms of a particular Security and of its issuance and sale have been duly authorized and established by all necessary corporate action in conformity with the Indenture, and such Security has been duly completed, executed, authenticated and issued in accordance with the Indenture and delivered against payment as contemplated by this Agreement, such Security will constitute a valid and legally binding obligation of the Issuer enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, it being understood that such counsel may (A) assume that at the time of the issuance, sale and delivery of each Security the authorization of such series will not have been modified or rescinded and there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such Security and (B) assume that neither the issuance, sale and delivery of any Security, nor any of the terms of such Security, nor compliance by the Issuer with such terms, will violate any applicable law, any agreement or instrument then binding upon the Issuer or any restriction imposed by any court or governmental body having jurisdiction over the Issuer;

                    (v) The Registration Statement has become effective under the Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Act specified in such opinion on the date specified therein, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the registration statement relating to the Registered Securities, as of its effective date, the Registration Statement and the Prospectus, as of the Closing Date, and any amendment or supplement thereto, as of its date, complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations; such counsel has no reason to believe that such registration statement as of its effective date, the Registration Statement or the Prospectus, as of the Closing Date, or any such amendment or supplement, as of its date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and such counsel do not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus or as to any statements in or omissions from any such documents made in reliance upon and conformity with written information furnished to the Issuer by any Agent specifically for use therein, or as to any statements in or omissions from that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee under the Indenture;

                    (vi) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Securities by the Issuer, except such as have been obtained and made under the Act and the Trust Indenture Act and such as may be required under state securities laws and Chapter 164 of the Massachusetts General Laws;

                    (vii) The execution, delivery and performance of the Indenture, the Agreement of Resignation and Appointment, this Agreement and the issuance and sale of the Securities, and compliance with the terms and provisions thereof, will not result in, to the best of our knowledge, a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Issuer or any such subsidiary or any of their properties or any agreement or instrument to which the Issuer or any such subsidiary is a party or by which the Issuer or any such subsidiary is bound or to which any of the properties of the Issuer or any such subsidiary are subject, or the Restated Articles of Organization or By-laws of the Issuer or any such subsidiary and the Issuer has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement; and

                    (viii) This Agreement has been duly authorized, executed and delivered by the Issuer.

          (e) You shall have received an opinion from J.L. Miller, General Counsel of the Issuer, dated the Closing Date, to the effect that:

                    (i) The descriptions in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus or as to any statements in or omissions from any such documents made in reliance upon and conformity with written information furnished to the Issuer by any Agent specifically for use therein, or as to any statements in or omissions from that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee under the Indenture;

                    (ii) The Massachusetts Department of Public Utilities (the "Department") has jurisdiction to approve the proposed issuance of the Securities by the Issuer, the rate or rates at which the Securities shall bear interest and the sale of the Securities pursuant to negotiated agency and purchase agreements without prior public invitation of proposals for the purchase thereof;

                    (iii) The Department has duly approved the issue of the Securities and has granted an exemption from the provisions of Sections 15 and 15A of Chapter 164 of the General Laws of Massachusetts to the extent necessary to authorize the sale of the Securities at less than or equal to the face amount thereof and pursuant to negotiated agency and purchase agreements, without prior invitation of proposals for the purchase thereof;

                    (iv) The decision of the Department approving the issuance and sale of the Securities is in full force and effect, and no suit, action or proceeding is pending or, to the knowledge of such counsel, threatened in which an appeal from said decision is being sought; and

                    (v) The statements of law and legal conclusions with respect to regulation by the Department and the description of the franchises, grants of location, permits and licenses under the caption "Business" incorporated by reference in the Registration Statement have been reviewed by such counsel and are correct.

          (f) At the Closing Date, you shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Issuer in which such officers, to the best of their knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Issuer in this Agreement are true and correct, (ii) the Issuer has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, (iii) no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission, and (iv) subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Issuer and its subsidiaries, except as set forth in or contemplated by the Prospectus or as described in such certificate.

          (g) At the Closing Date, you shall have received a letter, dated the Closing Date, of Arthur Andersen LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating in effect that:

                    (i) In their opinion, the financial statements and schedules examined by them and included in the prospectus contained in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                    (ii) They have made a review of the unaudited financial statements included in the Prospectus in accordance with standards established by the American Institute of Certified Public Accountants, as indicated in their report or reports attached to such letter;

                    (iii) On the basis of the review referred to in (ii) above and a reading of the latest available interim financial statements of the Issuer, inquiries of officials of the Issuer who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                      (A) the unaudited financial statements, if any, included
                 in the Prospectus do not comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus;

                      (B) the unaudited capsule information, if any, included in the Prospectus does not agree with the amounts set forth in the unaudited consolidated financial statements from which it was derived or was not determined on a basis substantially consistent with that of the audited financial statements included in the Prospectus;

                      (C) at the date of the latest available consolidated
                 balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to the Closing Date, there was any change in the capital stock, any increase in short-term indebtedness or long-term debt of the Issuer or, at the date of the latest available consolidated balance sheet read by such accountants, there was any decrease in net current assets or stockholder's investment as compared with amounts shown on the latest consolidated balance sheet included in the Prospectus; or

                      (D) for the period from the date of the latest
                 consolidated income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants, there were any decreases, as compared with the corresponding period of the previous year, in operating revenues, operating income, net income, or in the ratio of earnings to fixed charges;

          except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                    (iv) They have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Issuer and its subsidiaries subject to the internal controls of the Issuer's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

          All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

          (h) You shall have received from Sullivan & Cromwell, counsel for you, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Issuer, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as they may require, and the Issuer shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Sullivan & Cromwell may rely as to the incorporation of the Issuer and all other matters governed by Massachusetts law upon the opinions of Ropes & Gray and J.L. Miller referred to above.

          The Issuer will furnish you with such conformed copies of such opinions, certificates, letters and documents as they reasonably request.

          6.  Additional Covenants of the Issuer.  The Issuer agrees that:

          (a) Each acceptance by the Issuer of an offer for the purchase of Securities shall be deemed to be an affirmation that its representations and warranties contained in this Agreement are true and correct at the time of such acceptance and a covenant that such representations and warranties will be true and correct at the time of delivery to the purchaser of the Securities relating to such acceptance as though made at and as of each such time, it being understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended or supplemented at each such time. Each such acceptance by the Issuer of an offer for the purchase of Securities shall be deemed to constitute an additional representation, warranty and agreement by the Issuer that, as of the date of delivery of such Securities to the Purchaser thereof, after giving effect to the issuance of such Securities, of any other Securities to be issued on or prior to such delivery date and of any other Registered Securities to be issued and sold by the Issuer on or prior to such date, the aggregate amount of Registered Securities (including any Securities) which have been issued and sold by the Issuer will not exceed the amount of Registered Securities registered pursuant to the Registration Statement.

          (b) Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement), the Issuer shall, (A) concurrently with such amendment or supplement, if such amendment or supplement shall occur at a Marketing Time, or (B) immediately at the next Marketing Time if such amendment or supplement shall not occur at a Marketing Time, furnish you with a certificate, dated the date of delivery thereof, which date is referred to herein as the "Representation Date", of the President or any Vice President and a principal financial or accounting officer of the Issuer, in form satisfactory to you, to the effect that the statements contained in the certificate covering the matters set forth in Section 5(f) hereof which was last furnished to you pursuant to this Section 6(b) are true and correct at the time of such amendment or supplement, as though made at and as of such time, or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(f); provided, however, that any certificate furnished under this Section 6(b) shall relate to the Registration Statement and the Prospectus as amended or supplemented at the time of delivery of such certificate and, in the case of the matters set forth in clause (ii) of Section 5(f), to the time of delivery of such certificate.

          (c) At each Representation Date referred to in Section 6(b), the Issuer shall (A) concurrently if such Representation Date shall occur at a Marketing Time, or

     (B) immediately at the next Marketing Time if such Representation Date shall not occur at a Marketing Time, furnish you with written opinions, dated the date of such Representation Date, of counsel for the Issuer, in form satisfactory to you, to the effect set forth in Sections 5(d) and 5(e) hereof; provided, however, that to the extent appropriate such opinions may reconfirm matters set forth in prior opinions delivered under Sections 5(d) and 5(e) or this Section 6(c); provided, further, however, that any opinion or opinions furnished under this Section 6(c) shall relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date and, in the case of an opinion reconfirming a prior opinion delivered under Section 5(d) hereof, shall state that the Securities sold in the relevant Applicable Period (as defined below) have been duly executed, authenticated, issued, delivered and constitute valid and legally binding obligations of the Issuer enforceable in accordance with their terms, subject only to the exceptions as to enforcement set forth in clause (iii) of Section 5(d) hereof as to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and general equity principles, and conform to the description thereof contained in the Prospectus as amended or supplemented at the relevant date or dates for the delivery of such Securities to the purchaser or purchasers thereof. For the purpose of this Section 6(c), "Applicable Period" shall mean with respect to any opinions delivered on a Representation Date the period commencing on the date of the most recent prior opinion delivered under Sections 5(d) and 5(e) or this Section 6(c) and ending on such Representation Date.

          (d) At each Representation Date referred to in Section 6(b) on which the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information, the Issuer shall cause Arthur Andersen LLP (A) concurrently if such Representation Date shall occur at a Marketing Time, or (B) immediately at the next Marketing Time if such Representation Date shall not occur at a Marketing Time, to furnish you with a letter, addressed jointly to the Issuer and you and dated the date of such Representation Date, in form and substance satisfactory to you, to the effect set forth in Section 5(g) hereof; provided, however, that to the extent appropriate such letter may reconfirm matters set forth in a prior letter delivered pursuant to Section 5(g) or this Section 6(d); provided, further, however, that any letter furnished under this Section 6(d) shall relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Issuer.

          (e) On each date for the delivery of Securities to the purchaser thereof, the Issuer shall, if requested by any of you that solicited or received the offer to purchase any Securities being delivered on such date, furnish such of you with written opinions of counsel for the Issuer, dated the date of delivery thereof, in form satisfactory to such of you, to the effect set forth in clauses (i), (ii) and (iii) of Section 5(d) hereof and clauses (i), (ii), (iii) and (iv) of 5(e) hereof; provided, however, that any opinion furnished under this Section 6(e) shall relate to the Prospectus as amended or supplemented at such delivery date and, in the case of an opinion to the effect set forth in clause (iii) of Section 5(d) hereof, shall state that the Securities being sold by the Issuer on such delivery date, when delivered against payment therefor as contemplated by this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Issuer enforceable in accordance with their terms, subject only to the exceptions as to enforcement set forth in clause (iii) of Section 5(d) hereof as to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and general equity principles, and will conform to the description thereof contained in the Prospectus as amended or supplemented at such date.

          (f) The Issuer agrees that any obligation of a person who has agreed to purchase Securities (including, but not limited to, any of you purchasing any Securities as principal pursuant to a Purchase Agreement) to make payment for and take delivery of such Securities shall be subject to
     (i) the accuracy, on the related delivery date fixed pursuant to the Procedures, of the Issuer's representation and warranty deemed to be made to you pursuant to the last sentence of subsection (a) of this Section 6, and (ii) the satisfaction, on such date, of each of the conditions set forth in Sections 5(a), (b) and (c), it being understood that under no circumstances shall any of you have any duty or obligation to exercise the judgment permitted under Section 5(b) or (c) on behalf of any such person.

          7.  Indemnification and Contribution.

          (a) The Issuer will indemnify and hold harmless each of you against any losses, claims, damages or liabilities, joint or several, to which such of you may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each of you for any legal or other expenses reasonably incurred by such of you in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Issuer will not be liable to such of you in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Issuer by such of you specifically for use therein, unless such loss, claim, damage or liability arises out of the offer or sale of Securities occurring after you have notified the Issuer in writing that such information should no longer be used therein.

          (b) Each of you will indemnify and hold harmless the Issuer against any losses, claims, damages or liabilities to which the Issuer may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuer by such of you specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Issuer in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, unless such loss, claim, damage or liability arises out of the offer or sale of Securities occurring after you have notified the Issuer in writing that such information should no longer be used therein.

          (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

          (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and any of you on the other from the offering pursuant to this Agreement of the Securities which are the subject of the action or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer on the one hand and any of you on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and any of you on the other shall be deemed to be in the same proportions as the total net proceeds from the offering pursuant to this Agreement of the Securities which are the subject of the action (before deducting expenses) received by the Issuer bear to the total commissions received by such of you from the offering of such Securities pursuant to this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or such of you and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), you shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities which are the subject of the action and which were distributed to the public through it pursuant to this Agreement or upon resale of Securities purchased by it from the Issuer exceeds the amount of any damages which such of you has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of each of you in this subsection (d) to contribute are several, in the same proportion which the amount of the Securities which are the subject of the action and which were distributed to the public through such of you pursuant to this Agreement bears to the total amount of such Securities distributed to the public through each of you pursuant to this Agreement, and not joint.

          (e) The obligations of the Issuer under this Section 7 shall be in addition to any liability which the Issuer may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls each of you within the meaning of the Act; and the obligations of each of you under this
Section 7 shall be in addition to any liability which each of you may otherwise have and shall extend, upon the same terms and conditions, to each director of the Issuer, to each officer of the Issuer who has signed the Registration Statement and to each person, if any, who controls the Issuer within the meaning of the Act.

          8. Status of Each of You. In soliciting offers to purchase the Securities from the Issuer pursuant to this Agreement and in assuming its other obligations hereunder (other than offers to purchase pursuant to Section 3(b)), each of you is acting individually and not jointly and is acting solely as agent for the Issuer and not as principal. Each of you will make reasonable efforts to assist the Issuer in obtaining performance by each purchaser whose offer to purchase Securities from the Issuer has been solicited by such of you and accepted by the Issuer, but such of you shall have no liability to the Issuer in the event any such purchase is not consummated for any reason. If the Issuer shall default on its obligations to deliver Securities to a purchaser whose offer it has accepted, the Issuer (i) shall hold you harmless against any loss, claim or damage arising from or as a result of such default by the Issuer, and
(ii) in particular, shall pay to you any commission to which they would be entitled in connection with such sale.

          9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Issuer or its officers and of you set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any of you, the Issuer or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Securities. If this Agreement is terminated pursuant to Section 10 or for any other reason, the Issuer shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4(h) and the obligations of the Issuer under Sections 4(d) and 4(g) and the respective obligations of the Issuer and you pursuant to Section 7 shall remain in effect. In addition, if any such termination shall occur either (i) at a time when any of you shall own any of the Securities with the intention of reselling them or (ii) after the Issuer has accepted an offer to purchase Securities and prior to the related settlement, the obligations of the Issuer under the last sentence of Section 4(b), under Sections 4(a),

4(c), 4(e) and 4(f) and, in the case of a termination occurring as described in
(ii) above, under Sections 3(a), 6(a), 6(e) and 6(f) under the last sentence of
Section 8, shall also remain in effect.

          10. Termination. This Agreement may be terminated for any reason at any time by the Issuer as to any of you or, in the case of any of you, by such of you insofar as this Agreement relates to such of you, upon the giving of one day's written notice of such termination to the other parties hereto. Any settlement with respect to Securities placed by any of you occurring after termination of this Agreement shall be made in accordance with the Procedures and each of you agrees, if requested by the Issuer, to take the steps therein provided to be taken by such of you in connection with such settlement.

          11. Notices. Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to Salomon Brothers Inc shall be directed to it at Seven World Trade Center, 31st Floor, New York, New York 10048, Attention:
Medium-Term Notes; notices to Donaldson, Lufkin & Jenrette Securities Corporation shall be directed to it at 140 Broadway, New York, New York 10005,
Attention: Carlos Sanchez; notices to J.P. Morgan Securities Inc. shall be directed to it at 60 Wall Street, New York, New York 10260, Attention: Medium-Term Trading Desk; and notices to the Issuer shall be directed to it at One Beacon Street, Boston, Massachusetts 02108, Attention: Treasurer and to Eastern Enterprises, 9 Riverside Road, Weston, Massachusetts 02193, Attention:
Treasurer; or in the case of any party hereto, to such other address or person as such party shall specify to each other party by a notice given in accordance with the provisions of this Section 11. Any such notice shall take effect at the time of receipt.

          12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors, the officers and directors and controlling persons referred to in Section 7 and, to the extent provided in Section 6(f), any person who has agreed to purchase Securities from the Issuer, and no other person will have any right or obligation hereunder.

          13. Governing Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such executed counterparts shall together constitute one and the same Agreement.

          If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below.

                                             Very truly yours,


                                             BOSTON GAS COMPANY


                                             By:_____________________
                                                Name:
                                                Title:



CONFIRMED AND ACCEPTED, as of the
  date first above written:


SALOMON BROTHERS INC


By:__________________________
   Name:
   Title:



DONALDSON, LUFKIN & JENRETTE
SECURITIES CORPORATION


By:__________________________
   Name:
   Title:



J.P. MORGAN SECURITIES INC.


By:__________________________
   Name:
   Title:

                                                                       EXHIBIT A

          The Issuer agrees to pay each of you a commission equal to the following percentage of the principal amount of Securities sold to purchasers solicited by such of you:


                                          Commission Rate
                                        (as a percentage of
            Term                         principal amount)
            ----                        -------------------
9 months to less than 12 months                .125%

12 months to less than 18 months               .150

18 months to less than 24 months               .200

24 months to less than 30 months               .250

30 months to less than 3 years                 .300

3 years to less than 4 years                   .350

4 years to less than 5 years                   .450

5 years to less than 7 years                   .500

7 years to less than 10 years                  .550

10 years to less than 20 years                 .600

20 years to less than 30 years                 .725

30 years                                       .750

Greater than 30 years                      Negotiated at
                                            time of sale

                                                                       EXHIBIT B

                           ADMINISTRATIVE PROCEDURES
                           -------------------------

          The Medium-Term Notes (the "Notes") are to be offered on a continuing basis by Boston Gas Company (the "Issuer"). Salomon Brothers Inc, Donaldson, Lufkin & Jenrette Securities Corporation and J.P. Morgan Securities Inc., as agents (individually, an "Agent" and collectively, the "Agents"), have each agreed to use reasonable efforts to solicit offers to purchase the Notes. None of the Agents will be obligated to purchase Notes for its own account. The Notes are being sold pursuant to an Agency Agreement, dated July __, 1995 (the "Agency Agreement"), among the Issuer and the Agents, and will be issued pursuant to the Indenture referred to in the Agency Agreement (the "Indenture"), between the Issuer and The First National Bank of Boston, as trustee (the "Trustee"). The Notes will rank equally and ratably with all other unsecured and unsubordinated indebtedness of the Issuer and will have been registered with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended. For a description of the terms of the Notes and the offering and sale thereof, see the sections entitled "Description of Notes" and "Plan of Distribution of Notes" in the Prospectus Supplement relating to the Notes, dated July __, 1995, attached hereto and hereinafter referred to as the "Prospectus Supplement", and the sections entitled "Description of Debt Securities" and "Plan of Distribution" in the Prospectus relating to the Notes, dated June __, 1995, attached hereto and hereinafter referred to as the "Prospectus".

          The Notes will be represented by either book-entry notes delivered to The Depository Trust Company ("DTC") or its nominee and recorded in the book-entry system maintained by DTC ("Book-Entry Notes") or by certificates delivered to the Holders thereof or a Persons designated by such Holders ("Certificated Notes"). Owners of Book-Entry Notes will not be entitled to receive a certificate representing such Notes.

          Administrative procedures and specific terms of the offering are explained below -- Part I indicating specific procedures for Certificated Notes,
Part II indicating specific procedures for Book-Entry Notes, and Part III indicating procedures applicable to all Notes. Administrative and record keeping responsibilities will be handled for the Issuer by its Treasury Department. The Issuer will advise the Agents in writing of those persons handling administrative responsibilities with whom the Agents are to communicate regarding offers to purchase Notes and the details of their delivery.

          Unless otherwise defined herein, terms defined in the Indenture (or any applicable Board Resolution referred to therein related to the Notes) shall be used herein as therein defined.

PART I:  ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES
- ---------------------------------------------------------

Issue Date
- ----------

          Each Certificated Note will be dated the date of its authentication. Each Certificated Note will also bear an original issue date (the "Issue Date") which, with respect to any such Note (or portion thereof), shall mean the date of its original issuance and shall be specified therein. The Issue Date will remain the same for all Notes subsequently issued upon transfer, exchange or substitution of a Certificated Note, regardless of their dates of authentication.

Price to Public; Denominations; Registration
- --------------------------------------------

          Except as otherwise specified in a Pricing Supplement, each Certificated Note will be issued at 100% of principal amount. The denominations of the Certificated Notes will be $1,000 and any larger denomination which is an integral multiple of $1,000 (unless otherwise specified in a Pricing Supplement). Certificated Notes will be issued only in fully registered form.

Interest Payments
- -----------------

          Each Certificated Note will bear interest from the later of its Issue Date or the most recent interest payment date to which interest has been paid at the annual rate stated on the face thereof, payable on the Interest Payment Dates (described below) and at Maturity, except as may otherwise be provided in such Note. Interest will be payable to the person in whose name the Certificated Note is registered at the close of business on the Regular Record Date (described below) next preceding the Interest Payment Date; provided, however, that interest payable at Maturity or redemption will be payable to the person to whom principal shall be payable. All interest payments (excluding interest payments made at Maturity or redemption) will be made by check mailed to the person entitled thereto as provided above, except that interest payments may be made by wire transfer to the person entitled thereto as provided above if arrangements satisfactory to the Issuer, the Trustee and such person have been made.

          On the fifth Business Day (as hereinafter defined) immediately preceding each Interest Payment Date, the Trustee will furnish the Issuer with the total amount of the interest payments to be made on such Interest Payment Date. The Trustee will provide monthly to the Issuer's Treasury Department a list of the principal and interest to be paid on Certificated Notes maturing in the next succeeding month. The Trustee will assume responsibility for withholding taxes on interest paid as required by law to the extent Holders have not produced a taxpayer identification number ("TIN").

Redemption
- ----------

          Each Certificated Note will provide either that it cannot be redeemed prior to Maturity or that it will be redeemable at the option of the Issuer on or after a specified date prior to Maturity at prices specified therein.

Payment at Maturity or Redemption
- ---------------------------------

          Upon presentation of each Certificated Note at Maturity or redemption, the Trustee (or a duly authorized Paying Agent) will pay the principal amount thereof, together with any premium and accrued interest due at Maturity or redemption. Such payment will be made in immediately available funds, provided that the Certificated Note is presented in time for the Trustee (or any such Paying Agent) to make payment in such funds in accordance with its normal procedures. The Issuer will provide the Trustee (and any such Paying Agent) with funds available for immediate use for such purpose. Certificated Notes presented at Maturity or redemption will be cancelled by the Trustee as provided in the Indenture.

Determination of Settlement Date
- --------------------------------

          The receipt of immediately available funds by the Issuer in payment for a Certificated Note and the authentication and issuance of such Note shall, with respect to such Note, constitute "settlement." All offers accepted by the Issuer will be settled on the third Business Day next succeeding the date of acceptance unless otherwise agreed by any purchaser and the Issuer. The settlement date shall be specified upon acceptance of an offer. Prior to 11:00 a.m., New York City time, on the settlement date, the Issuer will instruct the Trustee to authenticate and deliver the Certificated Notes no later than 2:15 p.m., New York City time, on that date.

Details for Settlement
- ----------------------

          For each offer for Certificated Notes accepted by the Issuer, the Agent who presented such offer (the "Presenting Agent") will communicate to the Issuer's Treasury Department and the Trustee, prior to 3:00 p.m., New York City time, on the Business Day preceding the settlement date, by facsimile transmission or other acceptable means, the following information (the "Purchase Information"):

     1. Exact name in which the Certificated Note or Notes are to be registered ("registered owner").

     2. Exact address of registered owner and, if different, the address for delivery, notices and payment of principal, premium and interest.

     3.   TIN of registered owner.

     4. Principal amount of each Certificated Note in authorized denominations to be delivered to the registered owner.

     5. In the case of Fixed Rate notes, the interest rate of each such Note; in the case of Floating Rate Notes, the interest rate formula, the spread or spread multiplier (if any), the maximum or minimum interest rate limitation (if any), the calculation agent, the calculation dates, the initial interest rate, the interest payment dates, the regular record dates, the index maturity, the interest determination dates and the interest reset dates, in each case, to the extent applicable with respect to each Note.

     6.   Stated Maturity of each Certificated Note.

     7.   Redemption provisions, if any, of each Certificated Note.

     8. If an Original Issue Discount Note, the yield to Maturity and the initial accrual period of original issue discount.

     9.   Issue Date of each Certificated Note.

     10.  Settlement date for each Certificated Note.

     11. Presenting Agent's Commission (to be paid in the form of a discount from the proceeds remitted to the Issuer upon settlement).

     12.  Delivery address for each Certificated Note.

     13.  Trade date of each Certificated Note.

     14.  Price.

     15.  Any additional applicable terms of each Certificated Note.

          The Issue Date of, and the settlement date for, Certificated Notes will be the same. Before accepting any offer to purchase Certificated Notes to be settled in less than three Business Days, the Issuer will verify that the Trustee will have adequate time to prepare and authenticate the Certificated Notes.

          Immediately after receiving the details for each offer from the Presenting Agent, the Issuer will, after recording the details and any necessary calculations, communicate the Purchase Information by telephone, facsimile transmission or other acceptable means, to the Trustee. Prior to preparing the Notes for delivery, the Trustee will confirm the Purchase Information by telephone with the Issuer. The Trustee will assign to and enter on each Certificated Note a transaction number.

Confirmation
- ------------

          For each accepted offer, the Presenting Agent will issue a confirmation to the purchaser, with a copy to the Issuer's Treasury Department, setting forth the Purchase Information and delivery and payment instructions; provided, however, that, in the case of the confirmation issued to the purchaser, no confirmation shall be delivered to the purchaser prior to the delivery of the Prospectus referred to in Part III.

Settlement; Note Deliveries and Cash Payment
- --------------------------------------------

          The Issuer will deliver to the Trustee at the commencement of the program and from time to time thereafter a supply of duly executed Certificated Notes with pre-printed serial numbers adequate to implement the program. All such Certificated Notes will be identical except as to denomination. Upon the receipt of appropriate documentation and instructions from the Issuer in accordance with the applicable Company Order and verification thereof, the Trustee will cause the Certificated Notes to be completed and authenticated and hold the Certificated Notes for delivery against payment.

          The Trustee will deliver the Certificated Notes in accordance with instructions from the Issuer, to the Presenting Agent, as the Issuer's agent, for the benefit of the purchaser only against receipt. The Presenting Agent will acknowledge receipt of the Certificated Notes through a broker's receipt. Delivery of the Certificated Notes by the Trustee will be made only against such acknowledgement of receipt from the Presenting Agent. Upon the Presenting Agent's determination that such Certificated Note has been authenticated, delivered and completed as aforesaid, the Presenting Agent will make, or cause to be made, payment to the Issuer at such account of the Issuer as it may specify in writing, in immediately available funds, of an amount equal to the principal amount of such Certificated Notes, less the applicable commission. If the Presenting Agent in any instance advances its own funds, the Issuer shall not use any of the proceeds of such sale to acquire securities.

          The Presenting Agent, as the Issuer's agent, will deliver the Certificated Notes (with the written confirmation provided for above) to the purchaser thereof against payment therefor by such purchaser. Delivery of any confirmation or Certificated Note will be made in compliance with "Delivery of Prospectus" in Part III.

Fails
- -----

          In the event that a purchaser shall fail to accept delivery of and make payment for a Certificated Note on the settlement date, the Presenting Agent will notify the Trustee and the Issuer by telephone, confirmed in writing. If such Certificated Note has been delivered to the Presenting Agent, as the Issuer's agent, the Presenting Agent will return such Certificated Note to the Trustee. If funds have been advanced by the Presenting Agent for the purchase of such Certificated Note, the Trustee will, immediately upon receipt of such Certificated Note, debit the account of the Issuer for the amount so advanced and the Issuer will refund the payment previously made by the Presenting Agent in immediately available funds. Such payment will be made on the settlement date, if possible, and in any event not later than the Business Day following the settlement date. If such fail shall have occurred for any reason other than the failure of the Presenting Agent to provide the Purchase Information to the Trustee and the Issuer or to provide a confirmation to the purchaser, the Issuer will reimburse the Presenting Agent on an equitable basis for its loss of the use of funds during the period when they were credited to the account of the Issuer.

          Immediately upon receipt of the Certificated Note in respect of which the fail occurred, the Trustee will cause the Security Registrar to make appropriate entries to reflect the fact that the Certificated Note was never issued and the Certificated Note will be cancelled and disposed of as provided in the Indenture.

PART II:  ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES
- --------------------------------------------------------

          In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its obligations under a Letter of Representation (the "Letter") from the Issuer and the Trustee to DTC dated as of the date hereof, and a Medium-Term Note Certificate Agreement between the Trustee and DTC dated as of April 15, 1991, and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance
- --------

          All Book-Entry Notes having the same Issue Date, interest rate, Stated Maturity and redemption terms, if any, will be represented initially by a single depository note (a "Global Note") in fully registered form without coupons.
Each Global Note will be dated and issued as of the date of its authentication by the Trustee. Each Global Note will bear an "Original Issue Date", which will be (i) with respect to an original Global Note (or any portion thereof), its Issue Date, and (ii) following a consolidation of Global Notes, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Notes, regardless of the date of authentication of such subsequently issued Global Note. No Global Note will represent any Certificated Note.

Identification Numbers
- ----------------------

          The Issuer has arranged with the CUSIP Service Bureau of Standard & Poor's Corporation (the "CUSIP Service Bureau") for the reservation of a series of CUSIP numbers (including tranche numbers), such series consisting of approximately 900 CUSIP numbers and relating to Global Notes representing Book-Entry Notes. The Issuer has obtained from the CUSIP Service Bureau a written list of such reserved CUSIP numbers and has delivered it to the Trustee and DTC. The Trustee will assign CUSIP numbers serially to Global Notes as described below under Settlement Procedure "C". DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Trustee has assigned to Global Notes. The Trustee will notify the Issuer at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global Notes; and the Issuer will reserve an additional 900 CUSIP numbers for assignment to Global Notes representing Book-Entry Notes. Upon obtaining such additional CUSIP numbers, the Issuer shall deliver a list of such additional CUSIP numbers to the Trustee and DTC.

Registration
- ------------

          Each Global Note will be registered in the name of Cede & Co., as nominee for DTC, on the Security Register maintained under the Indenture. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers
- ---------

          Transfers of a Book-Entry Note will be accomplished by book entries made by DTC and, in turn, by Participants (and, in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.

Exchanges
- ---------

          The Trustee may deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation (a copy of which shall be attached to the Global Note resulting from such consolidation) specifying (i) the CUSIP numbers of two or more outstanding Global Notes that represent Book-Entry Notes having the same interest rate and Stated Maturity, and for which interest has been paid to the same date, (ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest Payment Date for such Notes, on which such Global Notes shall be exchanged for a single replacement Global Note and (iii) a new CUSIP number to be assigned to such replacement Global Note. Upon receipt of such a notice, DTC will send to its Participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Notes to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Notes for a single Global Note bearing the new CUSIP number and a new Original Issue Date and the CUSIP numbers of the exchanged Global Notes will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned.

Redemption
- ----------

          The Trustee will comply with the terms of the Letter with regard to redemptions of the Book-Entry Notes. If a Global Note is to be redeemed in part, the Trustee will cancel such Global Note and issue a Global Note which shall represent the remaining portion of such Global Note and shall bear the CUSIP number of the cancelled Global Note.

Denominations
- -------------

          The denominations of the Book-Entry Notes will be $1,000 or any larger denomination which is an integral multiple of $1,000. Global Notes will be denominated in principal amounts not in excess of $200,000,000 (unless otherwise specified in a Pricing Supplement).

Interest
- --------

          Each Book-Entry Note will bear interest from the most recent date to which interest has been paid or made available for payment on the Global Note representing such Book-Entry Note or, if no interest has been paid or made available for payment, from the Issue Date of the Global Note representing such Note, until the principal thereof is paid or made available for payment. Interest payable at the maturity of a Book-Entry Note will be payable to the Person to whom the principal of such Note is payable. Standard & Poor's Corporation will use the information received in the pending deposit message described under Settlement Procedure "C" to include the amount of any interest payable and certain other information regarding the related Global Note in the appropriate daily bond report published by Standard & Poor's Corporation.

Notice of Interest Payment Dates and Regular Record Dates
- ---------------------------------------------------------

          To the extent then known, on the first Business Day of March, June, September and December of each year, the Trustee will deliver to the Issuer and DTC a written list of Record Dates and Interest Payment Dates that will occur with respect to Floating Rate Book-Entry Notes during the six-month period beginning on such first Business Day.

Payments of Principal and Interest
- ----------------------------------

          (a) Payments of Interest Only. Promptly after each Regular Record Date, the Trustee will deliver to the Issuer and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Global Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with Maturity) and the total of such amounts. The Issuer will confirm with the Trustee the amount payable on each Global Note on such Interest Payment Date. DTC will confirm the amount payable on each Global Note on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor's Corporation. The Issuer will pay to the Trustee the total amount of interest due on such Interest Payment Date (other than at Maturity), and the Trustee will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment". If any Interest Payment Date for a Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date.

          (b) Payments at Maturity. Promptly after each Record Date for an issue of Notes, the Trustee will deliver to the Issuer and DTC a written list of principal and interest to be paid on each Global Note maturing in the following month. The Issuer, the Trustee and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Note on or about the fifth Business Day preceding the Maturity of such Global Note. The Issuer will pay to the Trustee, as the paying agent, the principal amount of such Global Note, together with interest due at such Maturity. Upon surrender of a Global Note, the Trustee will pay such amounts to DTC at the times and in the manner set forth below under "Manner of Payment". If any Maturity of a Global Note representing Book-Entry Notes is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity. Promptly after payment to DTC of the principal and interest due at the Maturity of such Global Note, the Trustee will cancel such Global Note and return such Global Note to the Issuer in accordance with the terms of the Indenture.

          (c) Manner of Payment. The total amount of any principal and interest due on Global Notes on any Interest Payment Date or at

Maturity shall be paid by the Issuer to the Trustee in funds available for use by the Trustee as of 9:30 a.m., New York City time, or as soon as practicable thereafter on such date. The Issuer will make such payment on such Global Notes by wire transfer to the Trustee. The Issuer will confirm instructions regarding payment in writing to the Trustee. Prior to 10:00 a.m., New York City time, on each maturity date or as soon as possible thereafter, following receipt of such funds from the Issuer, the Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of principal (together with interest thereon) due on Global Notes on any maturity date. On each Interest Payment Date, interest payment shall be made to DTC in same day funds in accordance with existing arrangements between the Trustee and DTC. Thereafter, on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes represented by such Global Notes are recorded in the book-entry system maintained by DTC. NEITHER THE ISSUER NOR THE TRUSTEE SHALL HAVE ANY DIRECT RESPONSIBILITY OR LIABILITY FOR THE PAYMENT BY DTC TO SUCH PARTICIPANTS OF THE PRINCIPAL OF AND ANY PREMIUM AND INTEREST ON THE BOOK-ENTRY NOTES.

          (d) Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Settlement
- ----------

          The receipt by the Issuer of immediately available funds in payment for a Book-Entry Note and the authentication and issuance of the Global Note or Global Notes representing such Note shall constitute "settlement" with respect to such Note. All orders accepted by the Issuer will be settled from one to three Business Days from the date of the sale pursuant to the timetable for settlement set forth below unless the Issuer and the purchaser agree to settlement on a later date.

Settlement Procedures
- ---------------------

Settlement Procedures with regard to each Book-Entry Note sold by the Issuer through an Agent shall be as follows:

A. Such Agent will advise the Issuer by telephone of the following settlement information:

     1.   Registered owner.

     2. Address of registered owner and, if different, the address for delivery, notices and payment of principal and interest.

     3.   TIN of registered owner.

     4.   Principal amount.

     5.   Stated Maturity.

     6. In the case of Fixed Rate notes, the interest rate of each such Note; in the case of Floating Rate Notes, the interest rate formula, the spread or spread multiplier (if any), the maximum or minimum interest rate limitation (if any), the calculation agent, the calculation dates, the initial interest rate, the interest payment dates, the regular record dates, the index maturity, the interest determination dates and the interest reset dates, in each case, to the extent applicable with respect to each Note.

     7.   Redemption provisions, if any.

     8. If an Original Issue Discount Note, the yield to Maturity and the initial accrual period of original issue discount.

     9.   Settlement date (Issue Date).

     10.  Agent's commission (expressed as a percentage).

     11.  Trade date.

     12.  Price.

     13.  Any additional applicable terms.

B. The Issuer will advise the Trustee by telecopy or by another mutually acceptable method of the settlement information set forth in Settlement Procedure "A" above and the name of the applicable Agent.

C. The Trustee will assign a CUSIP number to the Global Note representing such Book-Entry Note and will telephone the Issuer and advise the Issuer of such CUSIP number. The Trustee will enter a pending deposit message through DTC's Participant Terminal System, providing the following settlement information to DTC (which shall route such information to Standard & Poor's Corporation) and the relevant Agent.

     1.   The applicable information set forth in Settlement Procedure "A".

     2. Initial Interest Payment Date for such Note, number of days by which such date succeeds the Regular Record Date and the amount of interest payable on such Interest Payment Date per $1,000 principal amount of Book-Entry Notes.

     3.   CUSIP number of the Global Note representing such Note.

     4. Whether such Global Note will represent any other Book-Entry Note (to the extent known at such time).

     5.   Interest payment periods.

     6. Numbers of the participant accounts maintained by DTC on behalf of the Trustee and the Agents.

D. The Issuer will deliver to the Trustee a Global Note representing such Note.

E. The Trustee will complete and authenticate the Global Note representing such Note.

F.   DTC will credit such Note to the Trustee's participant account at DTC.

G. The Trustee will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Note to the Trustee's participant account and credit such Note to such Agent's participant account and (ii) debit such Agent's settlement account and credit the Trustee's settlement account for an amount equal to the price of such Note less such Agent's commission. The entry of such a deliver order shall constitute a representation and warranty by the Trustee to DTC that (i) the Global Note representing such Note has been executed, delivered and authenticated and (ii) the Trustee is holding such Global Note pursuant to the Medium-Term Note Certificate Agreement between the Trustee and DTC.

H. Such Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to such Agent's participant account and credit such Note to the participant accounts of the Participants with respect to such Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of such Agent for an amount equal to the price of such Note.

I. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "G" and "H" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

J. The Trustee, upon confirming receipt of such funds, will wire transfer the amount transferred to the Trustee in accordance with Settlement Procedure "G", in funds available for immediate use, for the account of Boston Gas Company Financing Proceeds", to account no. 532-65575 at The First National Bank of Boston, Boston, Massachusetts, (ABA No. 011-000-390).

K. Such Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participants with respect to such Note a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

Settlement Procedures Timetable
- -------------------------------

          For orders of Book-Entry Notes solicited by an Agent, and accepted by the Issuer for settlement on the first Business Day after the sale date, Settlement Procedures "A" through "K" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:


Settlement
Procedure                                      Time
- ------------                                   ----

    A                               11:00 a.m. on the sale date
    B                               12:00 Noon on the sale date
    C                                2:00 p.m. on the sale date
    D                                3:00 p.m. on the day before
                                          settlement date
    E                                9:00 a.m. on settlement date
    F                               10:00 a.m. on settlement date
   G-H                               2:00 p.m. on settlement date
    I                                4:45 p.m. on settlement date
   J-K                               5:00 p.m. on settlement date

          If a sale is to be settled two Business Days after the sale date, Settlement Procedures "A", "B" and "C" shall be completed as soon as practicable but not later than 11:00 a.m., Noon and 2:00 p.m., as the case may be, on the first Business Day after the sale date.

          If a sale is to be settled more than two Business Days after the sale date, Settlement Procedure "A" shall be completed as soon as practicable but no later than 11:00 a.m. on the first Business Day after the sale date and Settlement Procedures "B" and "C" shall be completed as soon as practicable but no later than 12 Noon and 2:00 p.m., as the case may be, on the second Business Day after the sale date. Settlement Procedure "I" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

          If settlement of a Book-Entry Note is rescheduled or cancelled, the Company shall notify the Trustee, and upon receipt of such notice, the Trustee will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Business Day immediately preceding the scheduled settlement date.

Failure to Settle
- -----------------

          If the Trustee has not entered an SDFS deliver order with respect to a Book-Entry Note pursuant to Settlement Procedure "G", then upon written request (which may be evidenced by telecopy transmission) of the Issuer, the Trustee shall deliver to DTC, through DTC's Participant Terminal System, as soon as practicable, but no later than 2:00 p.m. on any Business Day, a withdrawal message instructing DTC to debit such Note to the Trustee's participant account. DTC will process the withdrawal message, provided that the Trustee's participant account contains a principal amount of the Global Note representing such Note that is at least equal to the principal amount to be debited. If withdrawal messages are processed with respect to all the Book-Entry Notes represented by a Global Note, the Trustee will mark such Global Note "cancelled", make appropriate entries in the Trustee's records and send such cancelled Global Note to the Issuer. The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If withdrawal messages are processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Note, the Trustee will exchange such Global Note for two Global Notes, one of which shall represent such Note or Notes and shall be cancelled immediately after issuance and the other of which shall represent the remaining Book-Entry Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note.

          If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Agent for such Note may enter an SDFS deliver order through DTC's Participant Terminal System debiting such Note to such Agent's participant account and crediting such Note free to the participant account of the Trustee and shall notify the Trustee and the Issuer thereof. Thereafter, the Trustee, (i) will immediately notify the Issuer, once the Trustee has confirmed that such Note has been credited to its participant account, and the Issuer shall immediately transfer by Fedwire (immediately available funds) to such Agent an amount equal to the price of such Note which was previously sent by wire transfer to the account of the Issuer maintained at The First National Bank of Boston in accordance with Settlement Procedure "J", and (ii) the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. Such debits and credits will be made on the settlement date, if possible, and in any event not later than 5:00 p.m. on the following Business Day. If such failure shall have occurred for any reason other than failure by the applicable Agent to perform its obligations hereunder or under the Agency Agreement, the Issuer will reimburse such Agent on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Issuer.

          Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Note, the Trustee will provide, in accordance with Settlement Procedures "D" and "E", for the authentication and issuance of a Global Note representing the other Book-Entry Notes to have been represented by such Global Note and will make appropriate entries in its records.

Trustee Not to Risk Funds
- -------------------------

          Nothing herein shall be deemed to require the Trustee to risk or expend its own funds in connection with any payment made to the Issuer, or the Agents, or DTC, or any Noteholder, it being understood by all parties that payments made by the Trustee to the Issuer, or the Agents, or DTC, or any Noteholder shall be made only to the extent that funds are provided to the Trustee for such purpose.


PART III.  ADMINISTRATIVE PROCEDURES APPLICABLE TO ALL NOTES
- ------------------------------------------------------------

Maturities; Minimum Purchase; Calculation of Interest
- -----------------------------------------------------

          Each Note will mature on a date, selected by the purchaser and agreed to by the Issuer, which will be at least 9 months after its Issue Date. The minimum aggregate amount of Notes which may be offered to any purchaser will be $1,000. Interest on each interest-bearing Note will be calculated and paid in the manner described in such Note and in the Prospectus Supplement and the applicable Pricing Supplement. Unless otherwise set forth therein, interest on Fixed Rate Notes will be calculated on the basis of a 360-day year of twelve 30-day months and will not accrue on the 31st day of any month. Interest on Floating Rate Notes, except as otherwise set forth therein, will be calculated on the basis of actual days elapsed and a year of 360 days, except that in the case of a Floating Rate Note for which the Base Rate is the Treasury

Rate or CMT Rate, interest will be calculated on the basis of the actual number of days in the year.

Record and Payment Dates for Interest
- -------------------------------------

          Regular Record Dates. Except as otherwise specified in a Pricing Supplement, the Regular Record Date with respect to any Interest Payment Date shall be March 15 or September 15.

          Interest Payment Dates. Except as otherwise specified in a Pricing Supplement, interest payments will be made on April 1 and October 1 of each year and at Maturity; provided, however, that in the case of a Note originally issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date.

Procedures for Establishing the Terms of the Notes
- --------------------------------------------------

          The Issuer and the Agents will discuss from time to time the rates to be borne by the Notes that may be sold as a result of the solicitation of offers by the Agents. Once any Agent has recorded any indication of interest in Notes upon certain terms, and communicated with the Issuer, if the Issuer plans to accept an offer to purchase Notes upon such terms, it will prepare a Pricing Supplement to the Prospectus, as then amended or supplemented, reflecting the terms of such Notes and, after approval from the Agents, will arrange to have 10 copies of the Pricing Supplement filed with, or transmitted by a means reasonably calculated to result in filing with, the Commission pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended (the "Act"), no later than the fifth Business Day following the date of determination of the settlement information described below or the date such Pricing Supplement is first used. The Issuer will supply at least 10 copies of the Prospectus, as then amended or supplemented, and bearing such Pricing Supplement, to the Agent who presented such offer (the "Presenting Agent"). No settlements with respect to Notes upon such terms may occur prior to such transmitting or filing and the Agents will not, prior to such transmitting or filing, mail confirmations to customers who have offered to purchase Notes upon such terms. After such transmitting or filing, sales, mailing of confirmations and settlements may occur with respect to Notes upon such terms, subject to the provisions of "Delivery of Prospectus" below.

          If the Issuer decides to post rates and a decision has been reached to change interest rates, the Issuer will promptly notify each Agent. Each Agent will forthwith suspend solicitation of purchases. At that time, the Agents will recommend and the Issuer will establish rates to be so "posted". Following establishment of posted rates and prior to the transmitting or filing described in the preceding paragraph, the Agents may only record indications of interest in purchasing Notes at the posted rates. Once any Agent has recorded any indication of interest in Notes at the posted rates and communicated with the Issuer, if the Issuer plans to accept an offer at the posted rate, it will prepare a Pricing Supplement reflecting such posted rates and, after approval from the Agents, will arrange to have 10 copies of the Pricing Supplement filed with, or transmitted by means reasonably calculated to result in filing with, the Commission and will supply at least 10 copies of the Prospectus, as then amended or supplemented, and bearing such Pricing Supplement, to the Presenting Agent. No settlements at the posted rates may occur prior to such transmitting or filing and the Agents will not, prior to such transmitting or filing, mail confirmations to customers who have offered to purchase Notes at the posted rates. After such transmitting or filing, sales, mailing of confirmations and settlements may resume, subject to the provisions of "Delivery of Prospectus" below.

          Outdated Pricing Supplements, and copies of the Prospectus to which they are attached (other than those retained for files), will be destroyed.

Suspension of Solicitation; Amendment or Supplement
- ---------------------------------------------------

          As provided in the Agency Agreement, the Issuer may instruct the Agents to suspend solicitation of offers to purchase at any time, and upon receipt of at least one Business Day's prior notice from the Issuer, the Agents will each forthwith suspend solicitation until such time as the Issuer has advised them that solicitation of offers to purchase may be resumed.

          If the Agents receive the notice from the Issuer contemplated by
Section 4(b) of the Agency Agreement, they will promptly suspend solicitation and will only resume solicitation as provided in the Agency Agreement. If the Issuer is required, pursuant to the last sentence of Section 4(b) of the Agency Agreement, to prepare an amendment or supplement, it will promptly furnish each Agent with the proposed amendment or supplement; if the Issuer decides to amend or supplement the Registration Statement or the Prospectus relating to the Notes, it will promptly advise each Agent and will furnish each Agent with the proposed amendment or supplement in accordance with the terms of the Agency Agreement. The Issuer will file such amendment or supplement with the Commission, provide the Agents with copies of any such amendment or supplement, confirm to the Agents that such amendment or supplement has been filed with the Commission and advise the Agents that solicitation may be resumed.

          Any such suspension shall not affect the Issuer's obligations under the Agency Agreement; and in the event that at the time the Issuer suspends solicitation of offers to purchase there shall be any offers already accepted by the Issuer outstanding for settlement, the Issuer will have the sole responsibility for fulfilling such obligations. The Issuer will in addition promptly advise the Agents and the Trustee if such offers are not to be settled and if copies of the

Prospectus as in effect at the time of the suspension may not be delivered in connection with the settlement of such offers.

Acceptance of Offers
- --------------------

          Each Agent will promptly advise the Issuer, at its option orally or in writing, of each reasonable offer to purchase Notes received by it, other than those rejected by such Agent. Each Agent may, in its discretion reasonably exercised, without notice to the Issuer, reject any offer received by it, in whole or in part. The Issuer will have the sole right to accept offers to purchase Notes and may reject any such offer, in whole or in part. If the Issuer accepts or rejects an offer, the Issuer will promptly notify the Agent involved.

Delivery of Prospectus
- ----------------------

          A copy of the Prospectus as most recently amended or supplemented on the date of delivery thereof (except as provided below) must be delivered to a purchaser prior to or together with the earlier of the delivery of (i) the written confirmation provided for above, and (ii) any Note purchased by such purchaser. Subject to the foregoing, it is anticipated that delivery of the Prospectus, confirmation and Notes to the purchaser will be made simultaneously at settlement. The Issuer shall ensure that the Presenting Agent receives copies of the Prospectus and each amendment or supplement thereto (including appropriate Pricing Supplements) in such quantities and within such time limits as will enable the Presenting Agent to deliver such confirmation or Note to a purchaser as contemplated by these procedures and in compliance with the first sentence of this paragraph. If, since the date of acceptance of a purchaser's offer, the Prospectus shall have been supplemented solely to reflect any sale of Notes on terms different from those agreed to between the Issuer and such purchaser or a change in posted rates not applicable to such purchaser, such purchaser shall not receive the Prospectus as supplemented by such new supplement, but shall receive the Prospectus as supplemented to reflect the terms of the Notes being purchased by such purchaser and otherwise as most recently amended or supplemented on the date of delivery of the Prospectus.

Authenticity of Signatures
- --------------------------

          The Issuer will cause the Trustee to furnish the Agents from time to time with the specimen signatures of each of the Trustee's officers, employees or agents who have been authorized by the Trustee to authenticate Notes, but no Agent will have any obligation or liability to the Issuer or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Issuer or the Trustee on any Note or Global Note.

Advertising Expenses
- --------------------

          The Issuer will determine with the Agents the amount of advertising that may be appropriate in offering the Notes. Advertising expenses will be paid by the Issuer.

                                                                       EXHIBIT C

                              Boston Gas Company

                          Medium Term Notes, Series C

                            Due Nine Months or More
                              from Date of Issue

                              PURCHASE AGREEMENT

                                                                           , 199


Attention:

          Subject in all respects to the terms and conditions of the Agency Agreement (the "Agreement") dated July __, 1995, between Salomon Brothers Inc., J.P. Morgan Securities Inc. and Donaldson, Lufkin & Jenrette Securities Corporation, and you, the undersigned agrees to purchase the following Notes of Boston Gas Company:

[Add additional terms as may be needed to identify Notes.]

[Specified Currency]:

Aggregate Principal Amount:       $

Interest Rate:

Date of Maturity:

Interest Payment Dates:

Regular Record Dates:

Discount of Commission:                              % of Principal Amount

Purchase Price:                                   % of Principal Amount [plus
                                                  accrued interest from
                                                                   , 199 ]

Purchase Date and Time:

Place for Delivery of Notes
and Payment Therefor:

Method of Payment:

Modification, if any, in the
requirements to deliver the
documents specified in
Section 6(b), (c) and (d)
of the Agreement:

Period during which additional
Notes may not be sold pursuant
to Section 3(b) of the Agreement:


                                             [Purchaser]


                                             By:_______________________


Accepted:

   Boston Gas Company

By:
   ____________________
   Title